UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 Warrenville Rd. Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

630-296-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Donald Klink Employment Agreement

As previously disclosed on the Current Report on Form 8-K filed on April 30, 2015 by Addus HomeCare Corporation (the “Company”), Addus HealthCare, Inc., a wholly-owned subsidiary of the Company (“Addus HealthCare”), entered into an Employment and Non-Competition Agreement with Donald Klink (the “Employment Agreement”), effective May 11, 2015 (the “Effective Date”).

Pursuant to the Employment Agreement, Mr. Klink commenced his role as the Company’s Chief Financial Officer beginning on the Effective Date. The Employment Agreement has a term of four years commencing on the Effective Date (the “Initial Employment Term”). At the end of the Initial Employment Term, the Employment Agreement will renew for successive one year terms unless earlier terminated pursuant to the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Klink is entitled to an annual base salary of $300,000 and, at the discretion of the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, an annual bonus in an amount equal to up to forty percent (40%) of his annual base salary, based on the Company’s evaluation of his performance compared to established Company and/or individual objectives at the target levels, and up to 70% of his annual base salary for performance against established objectives at the maximum levels, in each case, at the discretion of the Company’s Board of Directors. Mr. Klink is also entitled to participate in Addus HealthCare’s health, disability, vacation and 401(k) plans, with matching contributions by Addus HealthCare of up to 6% of Mr. Klink’s annual contribution. In addition, Mr. Klink is entitled to a life insurance policy with a death benefit of up to five times his base salary, although Addus HealthCare is not required to pay more than 3% of Mr. Klink’s base salary for such insurance policy.

In connection with his employment, on the Effective Date, Mr. Klink was granted nonqualified stock options pursuant to the Company’s 2009 Stock Incentive Plan (the “Stock Incentive Plan”) to purchase 40,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The options will vest over a four year period subject to the terms and conditions set forth in the Stock Incentive Plan and the Nonqualified Stock Option Award Agreement, dated as of the Effective Date, between the Company and Mr. Klink. The options are exercisable at the fair market value of the Company’s Common Stock on the date of grant. In addition, on the Effective Date, Mr. Klink was granted 10,000 shares of restricted Common Stock, which will vest over a three year period following the Effective Date, subject to the terms and conditions of the Stock Incentive Plan and the Restricted Stock Award Agreement, dated as of the Effective Date, between the Company and Mr. Klink.

If Mr. Klink’s employment is terminated with “reasonable cause” (as defined in the Employment Agreement), by reason of his death or disability or by Mr. Klink without “good reason” (as defined in the Employment Agreement), he will be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) any unpaid benefits for the period prior to the date of termination and (iii) in the case of termination by reason of death or disability, eligibility for life or disability insurance benefits contemplated by the Employment Agreement.

If (a) Mr. Klink’s employment is terminated without reasonable cause or for good reason, subject to the conditions set forth in the Employment Agreement, he will be entitled to receive his “base cash compensation” (as defined in the Employment Agreement) payable in equal installments for twelve months following termination, or (b) if Mr. Klink’s employment is terminated without reasonable cause in connection with a “change in control” (as defined in the Employment Agreement), he will be entitled to receive his “annual cash compensation” (as defined in the Employment Agreement) for twelve months following termination, less any other severance amounts received pursuant to the foregoing clause (a). In either case, Mr. Klink will also be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) a pro rata portion of his bonus, (iii) any unpaid benefits for the period prior to the date of termination and (iv) continuation of all benefits during such period (subject to early termination as provided in the Employment Agreement).

Pursuant to the Employment Agreement, Mr. Klink has agreed that during the Initial Employment Term and any extension thereof, and for one year following termination, Mr. Klink will not compete with the business of Addus HealthCare or certain of its affiliates or solicit any business from any customer thereof. The Employment Agreement also prohibits Mr. Klink from disclosing any confidential information of Addus HealthCare and certain of its affiliates. Mr. Klink has agreed to assign all inventions developed during the employment period to Addus HealthCare. Mr. Klink has also agreed not to disparage Addus HealthCare or certain of its affiliates.

This summary is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Donald Klink as Chief Financial Officer

As previously announced on the Current Report on Form 8-K filed on April 30, 2015 by the Company, Donald Klink, age 56, was appointed Chief Financial Officer of Addus HealthCare effective May 11, 2015. Mr. Klink has over 30 years of in-depth financial experience from his work at both public and private companies. From October 2013 through April 2015, Mr. Klink provided various senior financial consulting services, including assignments through Tatum US, a management consulting firm. From 2009 to 2013, Mr. Klink worked at Hudson Global, Inc., a public talent solutions company, as the Americas CFO and General Manager of Financial Solutions. Prior to that, Mr. Klink held financial positions of increasing responsibility, including 10 years at publicly held Helene Curtis Industries, Inc. and Unilever P.L.C. after its acquisition of Helene Curtis Industries, Inc., where he, in addition to other positions, served as VP and Controller of a major business unit. Mr. Klink received his MBA from the University of Chicago and is a licensed CPA.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Employment and Non-Competition Agreement, effective May 11, 2015, by and between Addus HealthCare, Inc. and Donald Klink (filed on April 30, 2015 as Exhibit 99.1 to Addus HomeCare Corporation’s Current Report on Form 8-K and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: May 13, 2015	By:	/s/ Mark S. Heaney
	Name:	Mark S. Heaney
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Employment and Non-Competition Agreement, effective May 11, 2015, by and between Addus HealthCare, Inc. and Donald Klink (filed on April 30, 2015 as Exhibit 99.1 to Addus HomeCare Corporation’s Current Report on Form 8-K and incorporated by reference herein).